EXHIBIT 10.1

OMNIBUS AMENDMENT TO RETENTION BONUS AGREEMENTS AND CHANGE-IN-CONTROL AGREEMENTS OF

CERTAIN EXECUTIVE EMPLOYEES

THIS OMNIBUS AMENDMENT TO RETENTION BONUS AGREEMENTS AND CHANGE-IN-CONTROL AGREEMENTS OF CERTAIN EXECUTIVE EMPLOYEES (this “Amendment”) is made and entered into effective September 7, 2006 by and between DISCOVERY PARTNERS INTERNATIONAL, INC., a Delaware corporation (the “Company”), Craig Kussman, Richard Neale, Dan Harvey, Doug Livingston and Michael Venuti (collectively, the “Employees”).

RECITALS

WHEREAS, the Company is party to separate Retention Bonus Agreements with each of the Employees which were approved by the compensation committee of the Company’s board of directors on March 30, 2006 and April 19, 2006, as amended by that Omnibus Amendment to Retention Bonus Agreements executed on behalf of the Company on July 27, 2006 as well as separate Change-In-Control Agreements For Certain Executives of Discovery Partners International, Inc. with each of the Employees (collectively, the “Retention Agreements”); and

WHEREAS, the Company and the Employees desire to amend and clarify the Retention Agreements to provide that the Employees shall be entitled to receive six (6) months of Company-paid COBRA coverage following a “Change in Control” as defined in the Retention Agreements; and

WHEREAS, the Company and the Employees desire to amend and clarify the Retention Agreements to provide that the Employees’ resignation in connection with a “Change in Control” shall qualify as a termination by the Company of the Employees’ employment without “Cause.”

AGREEMENT

In consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, agree as follows:

1. Amendment of Section 2(e). Section 2(e) of the Retention Agreements is hereby amended and restated in its entirety as follows:

“(e) Change of Control Termination. The termination of Employee’s employment by the Company solely by virtue of a Change of Control becoming effective shall not constitute a termination without Cause for purposes of this Agreement, provided that the Company’s successor-in-interest shall have offered Employee reasonably similar employment to that Employee held immediately prior to a Change of Control. Employee’s resignation, at the request or direction of the Company or its successor-in-interest, of Employee’s employment and positions with the Company and/or any of its subsidiaries or affiliates (i) in connection with such Employee’s effective termination of employment with the Company by virtue of the Company’s sale of all the stock related to a Company subsidiary or affiliate employing such Employee, and/or (ii) in furtherance or anticipation of a transaction qualifying as a Change of Control, shall constitute a termination of Employee’s employment by the Company without Cause.”

2. Amendment of Section 3(c). Section 3(c) of the Retention Agreements is hereby amended and restated in its entirety as follows:

“(c) Change-In-Control Agreement. Employee and the Company are parties to that Change-In-Control Agreement For Certain Executives of Discovery Partners International, Inc. July 2003 (the “Change-In-Control Agreement”), the provisions of which remain in full force and effect. Notwithstanding the foregoing, 1) Employee’s resignation, at the request or direction of the Company or its successor-in-interest, of Employee’s employment and positions with the Company and any of its subsidiaries and affiliates in furtherance or anticipation of a transaction qualifying as a Change of Control shall constitute a termination of Employee’s employment by the Company without Cause for purposes of the Change-In-Control Agreement; and 2) in the event Employee’s employment is terminated without Cause prior to December 31, 2006 by the Company or the Company’s successor in connection with or following a Change of Control, in addition to the benefits specified by the Change-In-Control Agreement, i) the Company or said successor shall pay to Employee the Achievement Bonus, ii) if applicable, Employee shall receive the accelerated vesting benefit described in Section 5 hereof, and iii) the Company or said successor shall, upon timely election by Employee, pay the premiums for COBRA group health insurance continuation coverage for Employee for a period of six (6) months following the effective date of such termination without Cause.”

3. No Other Amendment. Except as modified by this Amendment, the Retention Agreements shall remain in full force and effect in all respects without any modification. By executing this Amendment below, the parties hereto certify that this Amendment has been executed and delivered in compliance with the applicable amendment provisions of the Retention Agreements.

4. Governing Law. This Amendment will be governed by and construed and enforced in accordance with the laws of the State of California, U.S.A., as such laws apply to agreements between California residents performed entirely within the State of California.

5. Counterparts. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. This Amendment shall be effective with respect to individual Retention Agreements upon the later of the execution hereof by the Chairman of the Board of the Company and the applicable Employee party to such Retention Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above.

DISCOVERY PARTNERS INTERNATIONAL, INC.

By:	/s/ Harry F. Hixson, Jr.
Harry F. Hixson, Jr. Chairman of the Board

Date:

[Additional signatures follow]

SIGNATURE PAGE TO OMNIBUS AMENDMENT TO RETENTION BONUS AGREEMENTS

EMPLOYEES:

By:	/s/ Craig Kussman	By:	/s/ Richard Neale
	Craig Kussman		Richard Neale

Date:		Date:

By:	/s/ Dan Harvey	By:	/s/ Michael Venuti
	Dan Harvey		Michael Venuti

Date:		Date:

By:	/s/ Doug Livingston
Doug Livingston

Date:

SIGNATURE PAGE TO OMNIBUS AMENDMENT TO RETENTION BONUS AGREEMENTS